STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT is dated as of October 1, 1996, (the "Grant Date"), between Pelican Properties, International Corp., a Florida corporation whose principal place of business is 3191 Coral Way, Suite 115, Box 165, Coral Gables, FL 33145 (the "Company") and Timothy Benjamin (the "Optionee").

     In consideration for services rendered to the Company as a Chief Financial Officer and Secretary, the Company hereby grants to Optionee the option to acquire common stock, par value $.001 per share, of the Company (the "Common Stock"), upon the following terms and conditions.

     1. Grant of Option. Subject to the provisions of this Agreement and the Employment Agreement entered into between the Company and the Optionee of even date, the Company hereby grants to Optionee the right and option (the "Option") to purchase up to Eighty Thousand (80,000) shares of Common Stock (the "Option Shares") at the Exercise Price (the "Exercise Price") described in Section 2 of this Agreement and specifically subject to the "Vesting of the Option" described in Section 3 of this Agreement.

     2. Exercise Price. Subject to the provisions of Section 3 of this Agreement, the Exercise Price of the Option Shares shall be determined as follows:

          a. For any Option vesting on December 31, 1997 ("Year One"), the exercise price shall be the greater of (i) $2.50 per Option Share or (ii) the average bid price per share of Common Stock for Year One, determined by averaging the bid prices as of March 31, 1997, June 30, 1997, September 30, 1997, and December 31, 1997.

          b. For any Option vesting on December 31, 1998 ("Year Two"), the exercise price shall be the greater of (i) $2.50 per Option Share or (ii) the average bid price per share of Common Stock for Year Two, determined by averaging the bid prices as of March 31, 1998, June 30, 1998, September 30, 1998, and December 31, 1998.

     The Company shall pay all original issue or transfer taxes on the exercise of the Option.

     3. Vesting of Option. Subject to the provisions of this Agreement

          a. A total of up to 40,000 Option Shares may vest for each of (i) Year One and (ii) Year Two; subject to the Company meeting two of the three criteria set forth below during Year One and Year Two commencing January 1, 1997, and continuing through December 31, 1998:

               (1) As of December 31, the Company shall have attained no less than a 20% increase in its Earnings Before Income Tax (EBIT) over the previous December 31 year end; and/or

               (2) As of December 31, the weighted average earnings per share of the Company's Common Stock shall have increased by no less than 20% over the previous year's weighted average earning per share, which shall be determined by the sum of the average outstanding shares during the relevant year as of March 31, June 30, September 30, and December 31, divided by 4, and comparing that number to the previously year's number, calculated in a like manner; and/or

               (3) As of December 31, the average bid price of the Common Stock shall have increased by no less than 20% over the previous year's average bid price, which shall be determined by averaging the bid price of the Common Stock for the five (5) consecutive business days commencing December 1.

          b. To the extent that

               (1) only one of the criteria described in Section 3(a) is attained during a given year, 20,000 Option Shares shall vest for that year; and

               (2) an increase of more than 10% but less than 20% of the criteria is met during a given year, the number of Option Shares shall vest based upon a pro-rata percentage, which would range between 20,000 to 39,999 Option Shares for that year.

          c. Subject to the provisions hereof, the Option Shares shall vest as of December 31 of Year One or Year Two, as applicable.

     4. Exercisability of Option. Subject to the provisions of this Agreement, the Option shall be exercisable by Optionee in whole or in part, at any time and from time to time, upon the Vesting Date and ending on December 31, 2000.

     5. Non-Assignability of Option. The Option shall not be given, granted, sold, exchanged, transferred, pledged, encumbered, assignee or otherwise disposed of by Optionee, other than by will or the laws of descent and distribution, and, during the lifetime of Optionee, shall not be exercisable by any other person, but only by the Optionee.

     6. Method of Exercise of Option. Optionee shall notify the Company by written notice, in the form of the Notice of Exercise attached hereto (Attachment A), delivered to the Company's principal office, attention: Chief Executive Officer, accompanied by Optionee's cashier's check payable to the order of the Company for the full exercise price of the Option Shares purchased. As soon as practicable after the receipt of such Notice of Exercise, the Company shall, at its principal office, tender to Optionee a certificate or certificates issues in Optionee's name evidencing the Option Shares purchased by Optionee hereunder.

     7. Termination of Option. To the extent not exercised, the Option shall terminate the earlier of:

          (a) December 31, 2000; or

          (b) In the event Optionee ceases to be the Chief Financial Officer of the Company at any time prior to expiration of the Option, for any reason other than for Cause, as that term is defined in the Employment Agreement between the Company and the Optionee of even date herewith, the unexercised portion of the Option may be exercised by Optionee (or by a person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of Optionee) for a period of thirty (30) days from the date of such cessation; or

          (c) In the event of Optionee's termination for Cause at any time prior to the expiration of the Option, the unexercised portion of the Option shall immediately terminate.

     8. Shares of Common Stock as Investment. By accepting the Option, Optionee agrees that the Option and any and all Option Shares purchased upon the exercise thereof, unless registered at the time of purchase under the Securities Act of 1933, as amended (the "Securities Act"), shall be acquired for investment and not for distribution, and upon the issuance of any or all of the Option Shares subject to the Option, Optionee shall deliver to the Company a representation in writing that such Option Shares are being acquired in good faith for investment and not with a view to resale or distribution. The Company may place an appropriate restrictive legend on the certificate or certificates evidencing such Option Shares.

     9. Adjustment of Shares.

     (a) If any time prior to the expiration or exercise in full of the Option, there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of the Common Stock, then and in such event, appropriate adjustment shall be made in the number of Shares, and the exercise price per Option Share thereof, that remain unexercised under the Option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

     (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares that remain unexercised under the Option.

     (c) Without limiting the generality of the foregoing, the existence of unexercised Shares under the Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred to preference stock that would rank above the Shares issuable upon exercise of the Option; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     10. Corporate Events. In the event of a proposed liquidation of the Company, a proposed sale of all or substantially all of its assets or its Common Stock, a proposed merger or consolidation, or a proposed separation or reorganization, the Board of Directors may declare that the Option shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to the Optionee, and the Optionee shall have the right, during the thirty (30) days preceding such termination, to exercise the Option as to all or any part of the Option Shares covered thereby, including Option Shares as to which such Option shall not otherwise be exercisable. However, nothing set forth herein shall (i) extend the term set for purchasing the Option Shares or (ii) give Optionee any rights or privileges as a shareholder of the Company (respecting the Option Shares underlying the Option which is the subject of this Agreement) prior to the Optionee's exercise of any of the Option Shares.

     11. Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                           PELICAN PROPERTIES
                                           INTERNATIONAL, CORP.


                                           By: /s/ Jane Bergman
                                               ---------------------------------

                                           OPTIONEE


                                            /s/ Timothy Benjamin
                                           -------------------------------------
                                           TIMOTHY BENJAMIN

                                  ATTACHMENT A

                               NOTICE OF EXERCISE


     The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ____________ shares of Common Stock of Pelican Properties, International Corp., a Florida corporation, and hereby makes payments of $_________ in payment therefor.


                                                --------------------------------
                                                Signature


                                                --------------------------------
                                                Date



                       INSTRUCTIONS FOR ISSUANCE OF STOCK

Name:
     ---------------------------------------------------------------------------
         (Please type or print in block letters.)

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

Social Security Number:
                       ---------------------------------------------------------